UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

PHARMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33380	87-0792558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place
Louisville, Kentucky 40299
(Address of principal executive offices)  (Zip Code)

(502) 263-7216
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement and
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2007, PharMerica Corporation (the “Company”) issued a press release stating that Mark McCullough, Executive Vice President and Chief Operating Officer of the Company, resigned to pursue other opportunities.

In connection with Mr. McCullough's resignation, Mr. McCullough and the Company entered into a Separation of Employment Agreement and General Release on September 21, 2007 to terminate Mr. McCullough's current employment agreement with the Company and set forth the terms of his separation with the Company.  Under the agreement, Mr. McCullough will be entitled to receive $450,000, to be paid in 15 equal monthly payments beginning on October 1, 2007.  Mr. McCullough will also be entitled to continuing health benefits for him and his family for an 18-month period following September 21, 2007.  Mr. McCullough will only receive benefits under the Company's incentive plan in accordance with the terms of the incentive plan and the award agreements to which he is a party.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of PharMerica Corporation dated September 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: September 21, 2007	By: /s/ Thomas A. Caneris
Thomas A. Caneris
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of PharMerica Corporation dated September 21, 2007.